Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Amendment No.3 to Form F-3 of our report dated May 3, 2021 with respect to our audits of the consolidated financial statements of Scienjoy Holding Corporation and Subsidiaries as of December 31, 2020 and 2019, which is included in its Annual Report on Form 20-F, filed with the Securities and Exchange Commission. We also consent to the reference to our firm under the heading “Experts” in the Registration Statement.

/s/ Friedman LLP

New York, New York

December 27, 2021